UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Gold Kist Inc.

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Gold Kist issued the following press release on November 28, 2006:

For Immediate Release

Media Contact:

Steven Lipin/Erin Becker, Brunswick Group, 212-333-3810

Investor Contact:

Larry Dennedy, MacKenzie Partners, 212-929-5500

Gold Kist Reiterates to Stockholders Not to Tender Shares at $20

ATLANTA—November 28, 2006—Gold Kist Inc. (NASDAQ: GKIS) today strongly recommended that stockholders not tender into Pilgrim’s Pride Corporation’s (NYSE: PPC) unsolicited tender offer and issued the following statement:

“We firmly believe that Pilgrim’s $20-a-share offer does not reflect the full strategic value of Gold Kist and is not in the best interest of our stockholders. As we have said consistently, our Board of Directors is committed to maximizing stockholder value, and we are willing to pursue a transaction with Pilgrim’s or any other strategic alternative that is in the best interest of our stockholders. We are grateful for the continued support of our stockholders and we remain committed to maximizing the Company’s value on their behalf.”

Merrill Lynch & Co. and Gleacher Partners LLC are serving as financial advisors to Gold Kist. Alston & Bird LLP and Richards, Layton & Finger P.A. are serving as outside legal counsel to Gold Kist.

Forward Looking Statements

This press release contains “forward-looking statements,” as defined in the federal securities laws, regarding Gold Kist’s beliefs, anticipations, expectations or predictions of the future, including statements relating to market conditions, the Company’s ability to take advantage of growth opportunities and benefits associated with investments made pursuant to the Company’s long-term strategic plan and potential strategic alternatives. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include market conditions for finished and value-added products including competitive factors and the supply and pricing of alternative meat proteins; effectiveness of our sales and marketing programs; disease outbreaks affecting broiler production, demand and/or marketability of our products; uncertainties relating to fluctuations in the cost and availability of raw materials, such as feed ingredients; risks associated with effectively executing risk management activities; changes in the availability and relative costs of labor and contract growers; effectiveness of our capital expenditures and other cost-savings measures; contamination of products, which can lead to product liability and product recalls; access to foreign markets together with foreign economic conditions; acquisition activities and the effect of completed acquisitions; pending or future litigation; the ability to obtain additional financing or make payments on our debt; regulatory developments, industry conditions and market conditions; and general economic conditions; as well as other risks described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 1, 2005, and subsequently filed Quarterly Reports on Form 10-Q. Gold Kist undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Gold Kist

Gold Kist is the third largest chicken company in the United States, accounting for more than nine percent of chicken produced in the United States in 2005. Gold Kist operates a fully integrated chicken production business that includes live production, processing, marketing and distribution. Gold Kist’s operations include nine divisions located in Alabama, Florida, Georgia, North Carolina and South Carolina. For more information, visit the company’s Web site at http://www.goldkist.com.

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We will file a proxy statement in connection with our 2007 annual meeting of stockholders. Our stockholders are strongly advised to read the proxy statement when it becomes available, as it will contain important information. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at the Company’s Internet website at www.goldkist.com or by writing to Gold Kist Inc., Attn: Investor Relations, 244 Perimeter Center Parkway, N.E., Atlanta, Georgia 30346. In addition, copies of Gold Kist’s proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of Gold Kist Inc. stockholders is available on Schedule 14A filed with the Securities and Exchange Commission on August 21, 2006.